Exhibit 99.3

Second Amended and Restated Loan Agreement

This Agreement is entered into this 28th day of March, 2016 by, between and among ImmuCell Corporation (the “Borrower”) and TD Bank, N.A. (together with its successors and assigns, the “Lender”), for itself and as agent for any Affiliate Counterparty (as that term is defined in a certain Mortgage and Security Agreement dated on or about September 21, 2015 (the “Mortgage”) with respect to property and improvements therein described and located at or about 56 Evergreen Drive, Portland, Maine (the “Evergreen Premises”) and 1039 Riverside, Portland, Maine (the “Riverside Premises”), and amends and restates a certain Loan Agreement between Borrower and Lender originally dated on or about August 13, 2010 and previously amended and restated on or about September 21, 2015.

RECITALS

1.       Borrower and Lender previously entered into loan transactions in the amount of up to an aggregate of $4,600,000 with respect to term debt and line of credit financing in said amount secured by a first mortgage on the Evergreen Premises and all business assets of the Borrower, and Borrower and Lender are entering into loan transactions of or about even date in the original principal amount of up to $4,500,000 to be secured by the same collateral as well as the Riverside Premises (all of the foregoing, together with all modifications, extensions, renewals and replacements thereof, the “Loans”).

2.       Borrower has entered, or may enter, into one or more Hedging Contracts with an Affiliate Counterparty of Lender (all Hedging Obligations under any such Hedging Contracts, together with the Loans, the “Indebtedness”).

3.       Under the documents evidencing, securing or relating to the Indebtedness (the “Loan Documents”), Borrower is required to maintain, remain in compliance with and otherwise adhere to certain financial covenants (the “Covenants”) so long as any of the Indebtedness is outstanding.

4.       The parties intend to memorialize the Covenants in a single document that will remain in full force and effect until the Indebtedness governed hereby is paid in full.

5.       This agreement is intended by the parties to set forth financial Covenants governing the Indebtedness with respect to the specific types of covenants set forth herein. Certain of the Loan Documents may impose or require compliance with other financial covenants, none of which are affected hereby.

AGREEMENT

In consideration of the mutual covenants and conditions herein contained, and intending to be legally bound, the parties hereto agree as follows:

1.       Application of Covenants Generally. The Covenants set forth herein shall apply to the Borrower while any of the Indebtedness remains outstanding, whether now existing or hereafter owing or arising, howsoever evidenced, created, incurred, acquired or owing, whether primary or secondary, joint and/or several, direct or indirect, absolute or contingent, or otherwise, remain outstanding. The Covenants may be modified by the parties at any time, but only by a written document signed by the parties.

2.       Definitions.

Terms not otherwise defined herein shall have the meanings set forth in the Mortgage. For purposes of this Agreement, the following terms shall have the respective meanings assigned to them below:

“CMLTD” shall mean the current scheduled principal or capital lease payments required to be paid during the following four quarters.

“Distributions” shall mean all cash dividends to shareholders.

“Earnings” shall mean earnings as defined under GAAP.

“EBITDA” means, for any period, Earnings from continuing operations before payment of federal, state and local income taxes, plus Interest Expense, depreciation and amortization, in each case for such period, computed and calculated in accordance with GAAP.

“GAAP” means Generally Accepted Accounting Principles in effect from time to time in the United States.

“Intangible Assets” means, as of the date of determination thereof, assets that in accordance with GAAP are properly classifiable as intangible assets, including, but not limited to, goodwill, franchises, licenses, patents, trademarks, trade names, deferred assets and copyrights.

“Interest Expense” means, for any period, ordinary, regular, recurring and continuing expenses for interest on all borrowed money.

“Tangible Stockholder Equity” means, as of the date of determination thereof, total assets, excluding all Intangible Assets, all obligations owed from affiliates or any employee, shareholder, partner or member, any capitalized start-up or development expense, and any write up or reappraisal of the Borrower’s existing assets less total liabilities.

3.       Financial Covenants. As long as any Indebtedness remains outstanding, unpaid and/or committed, Borrower shall remain in compliance with the following covenants:

A.       Debt Service Coverage Ratio Covenant. The Borrower covenants that beginning with its fiscal quarter end next following the date of this Agreement and continuing with each fiscal quarter thereafter, it shall not permit the ratio of its EBITDA, minus taxes paid in cash and Distributions to Interest Expense plus CMLTD to be less than 1.30 to 1.00.  For purposes of calculating this covenant, EBITDA shall not include any gains or losses from the sale of assets outside the normal course of business or any other extraordinary accounting adjustments or non-recurring items of income or loss, all of the foregoing as determined by the Lender. This covenant will be measured quarterly on a rolling four quarter basis.

B.         Debt to Tangible Stockholder Equity. The Borrower covenants that from and after the date hereof, the Borrower shall not permit its ratio of total liabilities to Tangible Stockholder Equity to be above 1.25 to 1.00. This covenant will be measured at and as of the end of each fiscal quarter end following Borrower’s submission of financial statements to Lender as required hereby and by instruments evidencing the Loans dated on or about even date herewith. This covenant will be annually at the end of each fiscal year of Borrower following submission of financial reports, as required hereby.

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4.       Financial Reporting. As a material covenant hereof, Borrower agrees to provide Lender and Affiliate Counterparty (i) within one hundred and fifty (150) days after the close of Borrower’s fiscal year, complete audited financial statements for Borrower prepared in accordance with GAAP together with any management letter that shall have been issued, and (ii) within forty five (45) days after the close of each quarter of Borrower’s fiscal year management prepared financial statements including a detailed balance sheet and profit and loss statement, and aging of accounts receivable and accounts payable and a covenant compliance certificate in a form satisfactory to Lender and Affiliate Counterparty; and (iii) such other documents and things evidencing Borrower’s net worth and financial condition as Lender and Affiliate Counterparty may reasonably request from time to time.

5.       Covenant calculation. All calculations shall be based upon the financial statements submitted by the Borrower that are acceptable to Lender and Affiliate Counterparty; provided, however, that if Borrower’s financial statements as reported by Borrower do not, in the view of Lender and/or Affiliate Counterparty, accurately reflect Borrower’s operations, and Lender and Affiliate Counterparty make an independent, good faith determination of Borrower’s Net Income, assets or liabilities, such determination will be conclusive.

6.        Any default by Borrower under the terms of this Second Amended and Restated Loan Agreement shall constitute an Event of Default under the Notes, and any and all documents securing the same, including, without limitation, under the Mortgage, under a Mortgage and Security Agreement dated of or about even date relating to the Riverside Premises, under that certain Amended and Restated Security Agreement dated on or about September 21, 2015 and under a certain Security Agreement dated of or about even date herewith.

In witness whereof the parties have set their hands and seals of the date above set forth.

ImmuCell Corporation

/s/ David J. Champoux	By:	/s/ Michael F. Brigham
Witness		Michael Brigham
Its duly authorized President and CEO

TD Bank, N.A.

/s/ Joshua R. Dow	By:	/s/ William R. Schad
Witness		William R. Schad
Senior Commercial Loan Officer

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